UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2014

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-357334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 East Swedesford Road, Suite 1050,

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item       5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          On July 28, 2014, Egalet Corporation (the “Company”) issued a press release announcing the appointment of Jeffrey M. Dayno, M.D., as the Company’s chief medical officer commencing July 31, 2014. Additional information regarding Dr. Dayno’s appointment is contained in the press release attached hereto as Exhibit 99.1.

Dr. Dayno most recently served as vice president, global medical affairs, at ViroPharma Inc., a pharmaceutical company acquired by Shire Pharmaceuticals Group plc in early 2014, where he was a member of several senior research and development leadership teams. Prior to joining ViroPharma in August 2011, Dr. Dayno held the position of chief medical officer at Labopharm, Inc., a Canadian biotechnology company, from May 2010 to July 2011, where he oversaw all of Labopharm’s research and development activities and gained valuable experience working in the area of abuse-deterrent opioid product development.  Before joining Labopharm, Dr. Dayno served as the vice president, medical services, at Cephalon Inc. from December 2005 to April 2010, where he directed Cephalon’s Phase 3B/4 clinical development programs. Dr. Dayno started his career in the pharmaceutical industry at Merck & Co., Inc. where he spent seven years in roles of increasing responsibility in the medical and scientific affairs division.

The Company has entered into an employment agreement with Dr. Dayno effective as of July 31, 2014.   The agreement provides that his employment is “at-will” and does not include a specified term.  Under the agreement, Dr. Dayno will receive an initial annual base salary of $370,000 and will be eligible for an annual incentive bonus, with his target bonus set at 30 percent of his base salary.  The agreement also provides that Dr. Dayno will receive a stock option to purchase up to 75,000 shares of the Company’s common stock at an exercise price equal to the fair market value of one share on the effective date of the agreement.  The option will vest in equal installments on the first four anniversaries of the grant date.  The agreement further provides that Dr. Dayno will receive a grant of 25,000 shares of restricted common stock of the Company, 6,250 of which will vest on the 181st day following the grant date and the remainder of which will vest in equal quarterly installments thereafter.

Under the employment agreement, if Dr. Dayno’s employment is terminated by the Company without cause or by Dr. Dayno for good reason (as such terms are defined in the agreement), he will be entitled to receive payment for all accrued but unpaid base salary and all accrued but unused vacation, as well as reimbursement of any reimbursable expenses that have not been reimbursed.  If Dr. Dayno is terminated by the Company without cause, or terminates his employment for good reason within 24 months after a change of control, he will also be entitled, in addition to the foregoing, to continue to receive his base salary, as well as COBRA premium reimbursement, for a period of 12 months following such termination.

The foregoing description of the terms and conditions of Dr. Dayno’s employment agreement is qualified in its entirety by reference to his employment agreement, filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item       9.01        Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of July 31, 2014, by and between Egalet Corporation and Jeffrey M. Dayno, M.D.
99.1	Press Release, dated July 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2014	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated as of July 31, 2014, by and between Egalet Corporation and Jeffrey M. Dayno, M.D.
99.1	Press Release, dated July 28, 2014